EXHIBIT 2.3


                             STOCKHOLDER'S AGREEMENT


      THIS STOCKHOLDER'S AGREEMENT, dated September 25, 2001, is made and entered into by and among Agfa Corporation, a Delaware corporation ("Parent"), Autologic Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), Volt Information Sciences, Inc., a New York corporation (the "Stockholder") and Autologic Information International, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:
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      WHEREAS, concurrently with the execution and delivery of this Agreement,
Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), which provides, among other things, for a business combination between Parent and the Company to be effected by the merger (the "Merger") of Merger Sub with and into the Company upon the terms and subject to the conditions of the Merger Agreement;

      WHEREAS, in furtherance of the Merger, Parent and the Company desire that, as soon as practicable after the public announcement of the execution and delivery of the Merger Agreement, Merger Sub shall commence a cash tender offer to purchase all outstanding shares of Company Common Stock (as defined in Section 1), including all of the Shares (as defined in Section 2) owned beneficially by the Stockholder; and

      WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

      SECTION 1.  DEFINITIONS.  For purposes of this Agreement:

            (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" as within the meanings of Section 13(d)(3) of the Exchange Act; provided, however, that shares owned of record by or in "street name" for any officer, director or stockholder (or member of the family of any of the foregoing) of the Stockholder shall not be deemed beneficially owned by the Stockholder.

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            (b) "Company Common Stock" shall mean at any time the common stock,
$.01 par value, of the Company.

            (c) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

            (d) Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

      SECTION 2.  TENDER OF SHARES.

            (a) The Stockholder hereby agrees to validly tender (and not to withdraw for as long as this Agreement remains in effect) pursuant to and in accordance with the terms of the Offer, (i) not later than the fifth business day after commencement of the Offer pursuant to Section 1.1 of the Merger Agreement and Rule 14d-2 under the Exchange Act, all of the shares of Company Common Stock Beneficially Owned by it on the date hereof (the "Existing Shares"), and (ii) as soon as possible but in no event later the date on which the Offer is scheduled to expire (including any extensions), any additional shares of Company Common Stock which the Stockholder comes to Beneficially Own after the date hereof (the "Additional Shares" and, together with the Existing Shares, the "Shares"). Schedule I hereto sets forth opposite the Stockholder's name the number of Existing Shares Beneficially Owned by it on the date hereof. The Stockholder hereby acknowledges and agrees that the Merger Sub's obligation to accept for payment and pay for the Shares in the Offer is subject to the terms and conditions of the Offer.

            (b) Upon full payment by Parent or Merger Sub for Shares tendered, the transfer by the Stockholder of its Shares to Merger Sub in the Offer shall pass to and unconditionally vest in Merger Sub good and valid title to the number of Existing Shares set forth opposite the Stockholder's name on Schedule I hereto and to any Additional Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

            (c) The Stockholder hereby agrees to permit Parent and Merger Sub to publish and disclose in the Offer Documents and, if Company Stockholder Approval is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of Company Common Stock and the terms and conditions of this Agreement.

      SECTION 3.  PROVISIONS CONCERNING COMPANY COMMON STOCK.

            (a) The Stockholder hereby agrees that for long as this Agreement remains in effect, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, the Stockholder shall appear at the meeting in person or by proxy (or execute any written consent of the holders of Company Common Stock) or otherwise cause the Shares held of record or Beneficially

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Owned by it on the applicable record date to be counted for purposes of establishing a quorum and vote (or cause to be voted), whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and
(iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or Bylaws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which, in the case of each of the matters referred to in clauses C
(1), (2) or (3), is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement. The Stockholder shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions and agreements contained in this Section 3.

            (b) As security for the Stockholder's obligations under Section 3(a) hereof, the Stockholder hereby grants to Parent a proxy to vote the Stockholder's Shares solely as and to the extent set forth in Section 3(a)(i) through (iii); provided, however, that without limiting the foregoing, in any such vote or other action pursuant to such proxy, the Parent shall not in any event have the right (and such proxy shall not confer the right) to vote against the Merger, to vote to reduce the Offer Consideration or the Merger Consideration or otherwise modify or amend the Merger Agreement to reduce the rights or benefits of the Company or any stockholders of the Company (including the Stockholder) under the Offer or the Merger Agreement or to reduce the obligations of Parent thereunder; and provided, further, that the proxy granted pursuant to this Section 3(b) shall irrevocably cease and shall be of no further force or effect upon (i) any material breach by Parent of any of its obligations under Section 1.1 of the Merger Agreement, (ii) any material violation by Parent of any of the terms of this Agreement or (iii) the termination of the Merger Agreement or this Agreement in accordance with its terms. The Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to such Shares.

      SECTION 4. OPTION. (a) In order to induce Parent and Merger Sub to enter into the Merger Agreement, the Stockholder hereby grants to Parent an irrevocable option (the "Stockholder Option") to purchase one-third (33 1/3%) of the Shares Beneficially Owned by the Stockholder as of the date of this Agreement, rounded down to the nearest whole share (the "Stockholder Option Shares") at a purchase price per share equal to the Offer Consideration (the

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"Stockholder Option Price"), which Stockholder Option shall be exercisable only if the Merger Agreement is terminated pursuant to Section 8.1(f) or 8.1(i) thereof and shall expire if not exercised prior to expiration as provided in
Section 4(f) hereof. The Stockholder Option shall become exercisable only (1) in the case of an Acquisition Proposal structured as a tender offer, 9:00 a.m. Eastern Time ("ET") on the business day immediately preceding the initial expiration date of such tender offer or (2) in the case of an Acquisition Proposal not structured as a tender offer, 9:00 a.m. ET on the business day immediately preceding the date on which the meeting of the holders of the Company's Common Stock (the "Stockholder Meeting") is scheduled to be held (or if action is being taken by written consent, the effective date of such written consent) for the purpose of voting on the Acquisition Proposal and any related matters, as set forth in the proxy statement/information statement sent to the Company's stockholders in connection with such Acquisition Proposal.

            (b) (i) Beginning on the date the Merger Agreement is terminated pursuant to Section 8.1(f) or 8.1(i) thereof (the "Merger Termination Date") and continuing through the Option Termination Time (as defined in Section 4(f) hereof), the Stockholder shall provide to Parent within one (1) business day of receipt thereof by Stockholder copies of all notices, letters, reports, documents, disclosure materials, writings and other communications ("Communications"), including but not limited to, proxy/information statements, tender offer materials, transmittal letters, solicitations, SEC filings, notices of stockholder meetings, written consents of stockholders and any other Communications received by or communicated to Stockholder in connection with any Acquisition Proposal. Any such Communications shall be governed by the terms of the Confidentiality Agreement dated August 20, 2001 between the Stockholder and Parent as supplemented by a letter dated August 16, 2001.

                  (ii) The Stockholder shall provide or arrange to have provided to Parent a written report from the Company or the Company's transfer agent, solicitation agent, exchange agent or similar third party in possession of the necessary information in form and substance reasonably satisfactory to Parent (a "Weekly Report") by 6:00 p.m. ET on Friday of each week beginning with the first Friday following the Merger Termination Date and ending on the Friday preceding the Option Termination Time, which Weekly Report shall contain a detailed presentation of the number and percentage of shares of Company Common Stock which have been tendered or voted in connection with the Acquisition Proposal (including a breakdown of the number and percentage of shares which have been voted for, against or abstained from a vote on the Acquisition Proposal), as the case may be, by the Company's stockholders as of 5:00 p.m. ET on the day preceding such Weekly Report. Notwithstanding anything to the contrary contained in this Agreement, each Weekly Report shall be delivered to Parent by facsimile, with a copy delivered to Parent's counsel, in accordance with the information set forth in Section 13(e) hereof.

                  (iii) The Stockholder shall further provide or arrange to have provided to Parent a written report from the Company or the Company's transfer agent, solicitation agent, exchange agent or similar third party in possession of the necessary information, in form and substance reasonably satisfactory to Parent (a "Daily Report"), by 6:00 p.m. EST on each of the seven (7) business days preceding the date on which (A) in the case of an Acquisition Proposal structured as a tender offer, such tender offer is initially scheduled to expire (in the event that the


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initial offering period is extended, the Daily Report shall also be provided for each business day during which the offering period is so extended) or (B) in the case of an Acquisition Proposal not structured as a tender offer, the Stockholder Meeting is scheduled to be held (or if action is being taken by written consent, the effective date of such written consent) for the purpose of voting on the Acquisition Proposal and any related matters, which Daily Report shall contain a detailed presentation of the number and percentage of shares of Company Common Stock which have been tendered or voted in connection with the Acquisition Proposal (including a breakdown of the number and percentage of shares which have been voted for, against or abstained from a vote on the Acquisition Proposal), as the case may be, by the Company's stockholders as of 5:00 p.m. EST on the date of such Daily Report. Notwithstanding anything to the contrary contained in this Agreement, each Daily Report shall be delivered to Parent by facsimile, with a copy delivered to Parent's counsel, and preceded by a telephone call informing Parent of the forthcoming facsimile transmission, all in accordance with the information set forth in Section 13(e) hereof.

                  (iv) The Stockholder shall further provide or arrange to have provided to Parent a final written report from the Company or the Company's transfer agent, solicitation agent, exchange agent or similar third party in possession of the necessary information, in form and substance reasonably satisfactory to Parent (the "Final Report") within at least seven (7) but no more than eight (8) hours prior to the time at which (A) in the case of an Acquisition Proposal structured as a tender offer, such tender offer is initially scheduled to expire (in the event the initial offering period is extended, the Final Report shall also be provided in the preceding time frame for each date such extension period is scheduled to expire or (B) in the case of an Acquisition Proposal not structured as a tender offer, the Stockholder Meeting is scheduled to be held (or if action is being taken by written consent, the effective date of such written consent) for the purpose of voting on the Acquisition Proposal and any related matters, which report shall contain a detailed presentation of the number and percentage of shares of Company Common Stock which have been tendered or voted in connection with the Acquisition Proposal (including a breakdown of the number and percentage of shares which have been voted for, against or abstained from a vote on the Acquisition Proposal), as the case may be, by the Company's stockholders as of the time of such Final Report. Notwithstanding anything to the contrary in this Agreement, the Final Report shall be delivered to Parent by facsimile and preceded by a telephone call informing Parent of the forthcoming facsimile transmission, in accordance with the information set forth in Section 13(e) hereof.

                  (v) The Company shall assist the Stockholder in order to ensure that the Stockholder's obligation to deliver the Weekly Reports, Daily Reports and Final Report(s) as required under this Section 4(b) is fulfilled.

                  (vi) The Stockholder shall not, from the Merger Termination Date through and including the Option Termination Date (A) tender or agree to tender any of the Stockholder Option Shares to any third party (other than Parent, Merger Sub or their respective assignees) or (B) in connection with any Acquisition Proposal, vote, agree to vote, grant any proxy or power of attorney to vote, deposit into a voting trust or enter into a voting agreement with respect to any Stockholder Option Shares except for, with, by or on behalf of Parent, Merger Sub or their respective assignees as provided in this Agreement unless the Stockholder has first complied



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with the provisions of this Section 4 and Parent has allowed the option to expire without delivering a Stockholder Exercise Notice (as defined below).

            (c)(i) In the event Parent desires to exercise the Stockholder Option on the terms and conditions set forth in this Section 4, it shall deliver to the Stockholder and the Company a written notice (such notice being herein referred to as the "Stockholder Exercise Notice" and the date of issuance of the Stockholder Exercise Notice being herein referred to as the "Stockholder Notice Date") specifying (i) the total number of Stockholder Option Shares it desires to purchase pursuant to such exercise and (ii) the Instructions described in
Section 4(c)(ii) hereof. If the purchase and sale pursuant to the Stockholder Option cannot be consummated, by reason of any applicable decree, injunction or order, then, to the extent such decree, injunction or order is temporary or appealable, until such restriction on consummation has expired or been terminated, the Stockholder (A) shall not tender or agree to tender any of the Shares to any third party (other than Parent, Merger Sub or their respective assignees), (B) shall withdraw any previously tendered Shares, (C) shall not, in connection with any Acquisition Proposal, vote, agree to vote, grant any proxy or power of attorney to vote, deposit into a voting trust or enter into a voting agreement (each, a "Voting Action") with respect to any of the Shares as provided in this Agreement, and (D) shall withdraw, revoke or rescind, as the case may be, any pre-existing Voting Action; provided, without limiting the foregoing, that the stockholder may comply with any decree, injunction or order that has become final and non-appealable . Each party hereto agrees not to directly or indirectly seek any such decree, injunction or order. If, in the reasonable opinion of Parent, prior notification to or approval of any regulatory agency is required in connection with such purchase, the Company, the Stockholder shall comply with each of the foregoing subparagraphs (A) through
(D) until any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed, and the Stockholder or Parent, as the case may be, shall promptly file the required notice or application for such approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed.

                  (ii) If the Acquisition Proposal is proposed to be structured as a tender offer for the Company Common Stock, the Stockholder Exercise Notice shall contain specific instructions from Parent directing the Stockholder to either tender or not tender the Stockholder Option Shares to the person or group making the Acquisition Proposal (the "Tender Instructions"). In the event the Tender Instructions direct the Stockholder to tender the Stockholder Option Shares in connection with an Acquisition Proposal structured as a tender offer, the Stockholder shall tender all of the Stockholder Option Shares in a timely manner and in accordance with the terms and conditions of the tender offer and shall, subject to its receipt of the aggregate Stockholder Option Price, remit all funds received by it in connection with such tender to Parent within one (1) business day of receipt thereof by wire transfer in immediately available funds to a bank account designated by Parent contemporaneously herewith. If the Acquisition Proposal is not structured as a tender offer, the Stockholder Exercise Notice shall contain specific instructions (the "Voting Instructions," and together with the Tender Instructions, the "Instructions") directing the Stockholder how to vote (for, against or abstain) the Stockholder Option Shares at any Stockholder Meeting (or in connection with any written consent of the

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holders of the Company's Common Stock) for the purpose of voting on the
Acquisition Proposal and any related matters related to such Acquisition Proposal. Subject to its receipt of the Stockholder Option Price, the Stockholder shall, at any Stockholder Meeting, however called, or in connection with any written consent of the Company's stockholders related to the Acquisition Proposal, appear at the meeting (or execute any written consent of the Company's stockholders in connection with the Acquisition Proposal) and otherwise cause the Stockholder Option Shares to be counted for establishing a quorum and vote (or cause to be voted) the Stockholder Option Shares in accordance with the Voting Instructions. The Voting Instructions may be amended, altered or revoked solely by Parent in writing.

                  (iii) As security for the Stockholder's obligations under
Section 4(c)(ii) hereof, the Stockholder hereby grants to Parent, effective upon its receipt of the aggregate Stockholder Option Price a proxy to vote the Stockholder Option Shares solely as to the matters to be voted upon by the Company's stockholders at the Stockholder Meeting. The Stockholder intends such proxy to be irrevocable and coupled with an interest and will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it (other than the proxy described in Section 3(b) hereof) with respect to the Stockholder Option Shares.

            (d) Parent shall pay to the Stockholder the aggregate Stockholder Option Price for the number of Stockholder Option Shares being purchased pursuant to the exercise of the Stockholder Option in immediately available funds by wire transfer to a bank account designated by the Stockholder contemporaneously herewith; provided, that failure or refusal of the Stockholder to designate such a bank account shall not preclude Parent from exercising the Stockholder Option by delivering a bank check in the amount of the aggregate Stockholder Option Price to the Stockholder at the address set forth in Section 13(e) hereof.

            (e) Upon the delivery by Parent to the Stockholder of the Stockholder Exercise Notice, and the tender of the applicable Stockholder Option Price, Parent shall be deemed to be the holder of record of the Stockholder Option Shares so purchased by Parent, entitled to all rights, benefits and privileges of a stockholder of the Company as of that date with respect to the Stockholder Option Shares so purchased by it, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Stockholder Option Shares shall not then be actually delivered to Parent or the Stockholder shall have failed or refused to designate the bank account described in Section 4(d); provided, that Parent shall not be deemed to be the holder of record with respect to any Stockholder Option Shares which the Stockholder is required to tender in accordance with the Tender Instructions delivered by Parent, in which case Parent shall only be entitled to all amounts received by Stockholder in connection with such tender as set forth in Section 4(c)(ii) hereof. In the event that either (i) the Tender Instructions direct the Stockholder to not tender the Stockholder Option Shares or any portion thereof in connection with an Acquisition Proposal structured as a tender offer or (ii) any transaction relating to an Acquisition Proposal not structured as a tender offer is not expected to be consummated within five (5) business days following the date of the Stockholder Meeting held (or effective date of the vote by written consent) for the purpose of voting on such Acquisition Proposal, then the Stockholder shall, simultaneously with the receipt by it of the aggregate Stockholder Option Price as provided in Section 4(d) hereof, but in no event later than five (5) business days following the date of the foregoing Stockholder Meeting


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(or effective date of the vote by written consent) arrange to have the transfer agent of the Company deliver (with the cooperation of the Company) to Parent a new certificate or certificates evidencing the number of Stockholder Option Shares purchased by Parent to Parent or Parent's designees. The Stockholder shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 4 in the name of Parent. Parent shall pay all expenses that may be payable in connection with the issuance and delivery of stock certificates or a substitute option agreement in the name of any assignee, transferee or designee of Parent.

            (f) The Stockholder Option shall terminate, subject in all cases to compliance with all of the terms and conditions contained in this Section 4, upon the first to occur of (i) the consummation of the transaction relating to the Acquisition Proposal which led to the termination of the Merger Agreement pursuant to Section 8.1(f) or 8.1(i) thereof, (ii) in the case of an Acquisition Proposal structured as a tender offer, the later of the time which is exactly six (6) hours prior to the time at which the offering period for such tender offer is scheduled to expire or the time which is exactly six (6) hours prior to the time at which the last extension period of such tender offer is scheduled to expire, (iii) in the case of an Acquisition Proposal not structured as a tender offer, the time which is exactly six (6) hours prior to the time of the Stockholder Meeting (or, if later, any adjournment thereof) or the signing by the Stockholder of the action taken by written consent (the Stockholders shall give Parent at least two business days' advance notice of the day it intends to sign such written consent) and (iv) the first anniversary of the termination of the transaction relating to the Acquisition Proposal which led to the termination of the Merger Agreement (in any case, the "Option Termination Time").

      SECTION 5. OTHER COVENANTS, REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

            (a) Ownership of Shares. The Stockholder is either (i) the record and Beneficial Owner of, or (ii) the Beneficial Owner but not the record holder of, the number of Existing Shares set forth opposite the Stockholder's name on
Schedule I hereto. While NUCO I, Ltd is the record owner of the Shares, the Stockholder has the sole power to vote and dispose of the Shares. On the date hereof, the Existing Shares set forth opposite the Stockholder's name on
Schedule I hereto constitute all of the Shares owned of record or Beneficially Owned by the Stockholder. The Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The Stockholder does not own of record nor does it Beneficially Own any options, warrants or other securities convertible into or exercisable for shares of Company Common Stock.

            (b) Power; Binding Agreement. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be subject to


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bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such stockholder of the transactions contemplated hereby.

            (c) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby (other than filings that the Stockholder may be required to make under the Exchange
Act) and (ii) none of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to the Stockholder, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to the Stockholder or any of the Stockholder's properties or assets, except, in the case of clauses (B) and (C), for violations, breaches or defaults that individually or in the aggregate could not impair the ability of the Stockholder to perform its obligations under this Agreement.

            (d) NO ENCUMBRANCES. Except as applicable in connection with the transactions contemplated by Section 2 hereof, the Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except as arising hereunder.

            (e) NO FINDER'S FEES. Except as provided in the Merger Agreement, no broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Stockholder.

            (f) NO SOLICITATION. Except to the extent permitted under the Merger Agreement, the Stockholder shall not, in its capacity as a stockholder of the Company, directly or indirectly, solicit (including by way of furnishing information) or respond to any inquiries or the making of any proposal by any person or entity (other than Parent or any affiliate of Parent) with respect to the Company that constitutes an Acquisition Proposal. If the Stockholder receives any such inquiry or proposal, then the Stockholder shall promptly inform Parent and Merger Sub of the terms and conditions, if any, of such inquiry or proposal and the identity of the person making such proposal. The Stockholder will immediately cease and cause to be terminated any


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existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing (except to the extent permitted under the Merger Agreement).

            (g) RESTRICTION ON TRANSFER, PROXIES AND NON-INTERFERENCE. Except as required or permitted by Sections 2, 3 and 4 hereof, the Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Stockholder's Shares or any interest therein;
(ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

            (h) WAIVER OF APPRAISAL RIGHTS. The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

            (i) RELIANCE BY PARENT AND MERGER SUB. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

            (j) FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in an expeditious manner, the transactions contemplated by this Agreement.

      SECTION 6. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB. Each of Parent and Merger Sub hereby represents and warrants to the Stockholder as follows:

            (a) ORGANIZATION, STANDING AND CORPORATE POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power and authority to enter into and perform all of their respective obligations under this Agreement.

            (b) POWER; BINDING AGREEMENT. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of each of the Parent and Merger Sub. This Agreement has been duly and validly executed and delivered by each of the Parent and Merger Sub and constitutes a valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity.

            (c) NO CONFLICTS. (i) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this

Agreement by Parent or Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby (other than filings that Parent and Merger Sub may be required to make under the Exchange Act) and (ii) none of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation by Parent or Merger Sub of the transactions contemplated hereby or compliance by Parent or Merger Sub with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable organizational documents applicable to Parent or Merger Sub, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties or assets may be bound, or (C) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to Parent or Merger Sub or any of their respective properties or assets, except, in the case of clauses (B) and (C), for violations, breaches or defaults that individually or in the aggregate could not impair the ability of Parent and Merger Sub to perform their respective obligations under this Agreement.

      SECTION 7. STOP TRANSFER. The Stockholder agrees with and covenants to Parent and Merger Sub that the Stockholder shall not request that the Company and, the Company agrees that it will not, register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Stockholder's Shares, unless such transfer is made in compliance with this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

      SECTION 8. FEES AND EXPENSES. If the Merger is not consummated, the parties hereby agree that all fees and expenses incurred by the parties in connection with the Merger Agreement, the Transaction Option Agreement, this Agreement and the transactions contemplated hereby and thereby shall be the responsibility of and paid by the party incurring such fees and expenses. If the Merger is consummated, (i) Parent agrees that it will be responsible for and pay all fees and expenses incurred by it, as well as any legal, accounting and investment banking fees and expenses incurred by the Company (the "Company Expenses") in connection with the Merger Agreement, the Transaction Option Agreement, this Agreement and the transactions contemplated hereby and thereby, up to an aggregate amount not to exceed $750,000, and (ii) the Stockholder agrees that it will be responsible for and shall pay all fees and expenses incurred by it, as well as all Company Expenses in excess of $750,000 incurred in connection with the Merger Agreement, the Transaction Option Agreement, this Agreement and the transactions contemplated hereby and thereby. Such excess Company Expenses shall be paid by Stockholder to Parent immediately prior to the Effective Time.

      SECTION 9. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate upon the earlier to occur of (i) the consummation of the Merger and (ii) the termination of the Merger Agreement in accordance with its terms; provided, that Sections 4, 8, 9 and 13 of this Agreement shall survive any termination of this Agreement and shall terminate only upon the termination of Section 4 of this Agreement in accordance with its terms. In addition, this Agreement may be terminated by the Stockholder if Parent shall have failed to comply in any material respect with its obligations under Section 1.1 of the Merger Agreement. This Agreement shall also terminate upon the issuance of a final, non-appealable decree, injunction or order by a court or governmental entity which prevents the consummation of the transactions contemplated hereby.

      SECTION 10. STOCKHOLDER CAPACITY. The Stockholder signs this Agreement solely in its capacity as the record and Beneficial Owner of the Stockholder's Shares.

      SECTION 11. CONFIDENTIALITY. The Stockholder agrees not to disclose or discuss this Agreement, the Merger Agreement or any matter that is the subject hereof or thereof, including the Merger and the Offer (until public disclosure thereof) with anyone not a party to this Agreement (other than the Stockholder's counsel and advisors, if any) without the prior written consent of Parent, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures the Stockholder's counsel advises are necessary in order to fulfill the Stockholder's obligations imposed by law or legal process, in connection with obtaining any requisite governmental approvals, or in connection with obligations pursuant to any requirement of any national securities exchange or national securities quotation system. If any such filings or disclosures are required, the Stockholder shall give notice thereof to Parent as promptly as practicable so as to enable Parent to seek a protective order from a court of competent jurisdiction if necessary with respect thereto.

      SECTION 12. TERMINATION OF CERTAIN AGREEMENTS. No later than the date the Offer is initially scheduled to expire (or, in the event that the initial offer period is extended, on the date the last such extension period is scheduled to expire), the Stockholder shall have terminated (i) the Agreement and Plan of Merger dated October 5, 1995 and as amended as of November 10, 1995 and December 7, 1995 among the Stockholder, Autologic, Incorporated and Information International, Inc. and (ii) the Registration Rights Agreement dated January 19, 1996 between the Company and the Stockholder.

      SECTION 13. MISCELLANEOUS.

            (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among Parent, Merger Sub, the Company and the Stockholder with respect to the specific subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the specific subject matter hereof.

            (b) CERTAIN EVENTS. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, the Stockholder's successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations of the transferor under this Agreement.

            (c) ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties (except for the Company, whose consent shall not be required); provided, that Parent and Merger Sub may assign or transfer, in their sole respective discretion, their respective rights and obligations hereunder to any of their subsidiaries or affiliates, but no such assignment shall relieve Parent or Merger Sub of their respective obligations hereunder if such assignee does not perform such obligations.

            (d) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto affected by such change, supplement, amendment, modification, waiver or termination.

            (e) NOTICES. All notices, claims, demands and other communications hereunder shall be in writing (except where oral communications are expressly required by this Agreement) and shall be deemed to have been duly given or made, and shall be effective, on the date such notices, claims, demands or other communications, as the case may be, are delivered to the recipient thereof in person, by a commercial delivery service or by facsimile (receipt confirmed) at the following addresses or facsimile numbers:

            If to the Stockholder:  At the address and facsimile number set forth on Schedule I hereto

            Copies to:  Jenkens & Gilchrist Parker Chapin LLP
                        The Chrysler Building
                        405 Lexington Avenue
                        New York, NY 10174
                        Attention:  Richard A. Rubin, Esq.
                        Telephone:  (212) 704-6130
                        Facsimile:  (212) 704-6288

            If to Parent or Merger Sub:

                        Agfa Corporation
                        200 Ballardvale Street
                        Wilmington, MA 01887
                        Attention: Robert K. Sarafian, Esq.
                            Facsimile: (978) 658-5168

            Copies to:  Testa, Hurwitz & Thibeault, LLP
                        125 High Street
                        Boston, MA 02110
                        Attention: Mitchell S. Bloom, Esq.
                        Telephone: (617) 248-7000
                        Facsimile: (617) 248-7100

            If to the Company:

                        Autologic Informationa International, Inc.
                          1050 Rancho Conejo Boulevard
                        Thousand Oaks, CA 91320
                            Attention: Alvin Brunner
                            Facsimile: (805) 499-1167

            Copies to:  Jenkens & Gilchrist Parker Chapin LLP
                        The Chrysler Building
                        405 Lexington Avenue
                        New York, NY 10174
                        Attention:  Richard A. Rubin, Esq.
                        Telephone:  (212) 704-6130
                        Facsimile:  (212) 704-6288

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (f) SEVERABILITY. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto, unless the parties agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

            (g) SPECIFIC PERFORMANCE. Each of the parties hereto recognizes and acknowledges that (i) Parent and Merger Sub will be irreparably damaged if for any reason the Stockholder failed to tender, and not to withdraw, the Stockholder's Shares in the Offer in accordance with this Agreement and (ii) a breach by any party of any covenants or agreements contained in this Agreement, in each case, will cause the non-breaching parties to sustain damages for which they would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

            (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

            (j) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

            (k) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

            (l) JURISDICTION. Each party hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery in the State of Delaware in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (l) and shall not be deemed to be a general submission to the jurisdiction of said court or in the State of Delaware other than for such purposes. Each party hereto hereby waives any right to a trial by jury in connection with any such action, suit or proceeding.

            (m) DESCRIPTIVE HEADINGS. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (n) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, each of the parties hereto has caused this Stockholder's Agreement to be executed as of the date first written above in their individual capacity or by their respective officers thereunto duly authorized, as applicable.

                                    AGFA CORPORATION


                                    By:  ________________________________
                                         Name:
                                         Title:


                                    AUTOLOGIC ACQUISITION CORP.


                                    By:  ________________________________
                                         Name:
                                         Title:


                                    AUTOLOGIC INFORMATION INTERNATIONAL, INC.


                                    By:  ________________________________
                                         Name:
                                         Title:


                                    VOLT INFORMATION SCIENCES, INC.


                                    By:  ________________________________
                                         Name:
                                         Title:

                                  SCHEDULE I TO
                             STOCKHOLDER'S AGREEMENT


    Name and Address of Stockholder:              Number of Existing Shares
    --------------------------------              -------------------------


Volt Information Sciences, Inc.                             3,400,100
560 Lexington Avenue
New York, NY 10022